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                                                                     Exhibit 3.3

                               UNISYS CORPORATION

                                     BYLAWS

                                    ARTICLE I


                                  Stockholders

         SECTION 1.  Annual Meeting of Stockholders.

         The Board of Directors may fix the date, time and place of the annual meeting of stockholders, but if no such date and time is fixed and designated by the Board of Directors, the annual meeting of stockholders shall be held on the last Thursday in April in each year. At the annual meeting, the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         SECTION 2.  Special Meetings of Stockholders.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose may be called only by a majority of the entire Board of Directors.

         SECTION 3.  Stockholder Action.

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         SECTION 4.  Place of Meeting.

         All meetings of the stockholders of the Corporation shall be held at such place as shall be designated by the Board of Directors in the notice of such meeting.

         SECTION 5.  Notice of Business to be Transacted.

         (a)  Annual Meetings.
              ---------------

                  (1) Nominations of persons for election to the Board of Directors of the Corporation shall be made pursuant to Article II,
         Section 5 of these bylaws. The proposal of business other than director nominations to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice

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         provided for in these bylaws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

                  (2) For business other than director nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1) of this section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law (the "GCL"). To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting or later than the 7th day following the day on which notice of the date of such meeting is first given. Such stockholder's notice shall set forth (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section and, with respect to the election of directors, Article II, Section 5. The chairman of the meeting shall determine whether any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed business has not been properly brought before the meeting, the chairman shall declare that such proposed business shall not be presented for stockholder action at the meeting.

         (b) Special Meetings. Nominations of persons for election to the Board
             ----------------
of Directors may be made by stockholders at special meetings of stockholders at which directors are to be selected pursuant to the stockholders' notice requirements of Article II, Section 5 of these bylaws. Stockholders shall not propose business at any special meetings of stockholders.

         (c) Proxy Rules. Nothing in this Section 5 shall be deemed to affect
             -----------
any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

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         SECTION 6.  Quorum, Manner of Acting and Adjournment and Postponement.

         (a) Quorum, Adjournment and Postponement. The holders of a majority of
             ------------------------------------
the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these bylaws. Whether or not a quorum is present or represented at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum. Any meeting of stockholders, whether special or annual, may be postponed by resolution of the Board of Directors upon public notice given prior to the date of such meeting.

         (b) Manner of Acting. Directors shall be elected by a plurality of the
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votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of the question.

         SECTION 7.  Organization and Conduct of Business.

         At every meeting of the stockholders, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the Vice Chairman, if one has been appointed, the President, the Vice Presidents in their order of rank or seniority, a chairman designated by the Board of Directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the chairman, shall act as secretary. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may seem to him in order.

         SECTION 8.  Voting.

         (a) General Rule. Unless otherwise provided in the certificate of
             ------------
incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

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         (b)   Voting and Other Action by Proxy. At any meeting of the
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stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

               All voting, except where otherwise required by law, these bylaws or the certificate of incorporation, may be by a voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

         SECTION 9.  Voting Lists.

         The Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         SECTION 10. Inspectors of Election.

         (a)   Appointment. All elections of directors shall be by written
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ballot. In advance of any meeting of stockholders the Board of Directors shall appoint one or more inspectors to act at the meeting. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

         (b)   Duties. Inspectors shall determine the number of shares
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outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and ballots, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and ballots, shall determine and certify the result, and shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be

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more than one inspector of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         (c)   Report. On request of the chairman of the meeting or of any
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stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

         (d)   Opening and Closing of Polls. The date and time of the opening
               ----------------------------
and closing of the polls for each matter to be voted upon at the meeting shall be determined by the chairman of the meeting and announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery in Delaware upon application by a stockholder shall determine otherwise.
                                   ARTICLE II

                                    Directors

         SECTION 1.  Number.

         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than 10 nor more than 20 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

         SECTION 2.  Terms.

         The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1985 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1986 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1987 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

         SECTION 3.  Newly Created Directorships and Vacancies.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at

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which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 4.  Removal.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 5.  Nomination of Director Candidates.

         (a) Nominations of candidates for election as directors of the Corporation at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

         (b) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nomination shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a director.

         (c) Not less than 90 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than 7 days following the date of notice of the meeting in the case of a special meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) a statement that the nominee is willing to be nominated and
(v) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees.

         (d) In the event that a person is validly designated as a nominee in accordance with paragraph (b) or paragraph (c) hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

         (e) If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nominations shall be void.

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         No person shall be elected a director of the Corporation after having attained the age of seventy years.

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         SECTION 6.  Organization.

         At every meeting of the Board of Directors, the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

         SECTION 7.  Regular Meetings.

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         SECTION 8.  Special Meetings.

         Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by three or more of the directors and shall be held at such place, on such date and at such time as they or he shall fix.

         SECTION 9.  Quorum, Manner of Acting and Adjournment.

         (a)   General Rule. One-half of the total number of directors shall
               ------------
constitute a quorum for the transaction of business at all meetings of the Board of Directors. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except (1) as may be otherwise specifically provided by the GCL or by the certificate of incorporation; and (2) for any amendment to these bylaws, which shall require the vote of not less than a majority of the directors then in office. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without further waiver or notice other than announcement at the meeting, until a quorum is present.

         (b)   Unanimous Written Consent. Unless otherwise restricted by the
               -------------------------
certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         (c)   Conference Telephone Meetings. One or more directors of the Board
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of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner constitutes presence in person at the meeting.

         SECTION 10. Committees of the Board of Directors.

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     (a)   Establishment and Powers. The Board of Directors may, by resolution
           ------------------------
adopted by a majority of the whole Board,establish one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of the GCL, committees established by the Board of Directors shall have such power and authority as provided by resolution of the board. Each committee so formed shall have such name as may be determined from time to time by resolution adopted by the Board of Directors and shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     (b)   Committee Procedures and Conduct of Business. Each committee of the
           --------------------------------------------
Board of Directors may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings of committees. A majority of the members of any committee shall constitute a quorum unless the committee shall consist of one
(1) or two (2) members, in which event one (1) member and two (2) members, respectively, shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

     SECTION 11. Compensation of Directors.

     Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the fees and other compensation of directors.


                                   ARTICLE III

                           Notice - Waivers - Meetings

     SECTION 1. Notice, What Constitutes.

     Whenever, under the provisions of the GCL or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the Corporation, or in the case of directors, supplied to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to be given when

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deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched, or in the case of facsimile transmission, when electronically received.

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     SECTION 2. Notice of Meetings of Board of Directors.

     Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     SECTION 3. Notice of Meetings of Stockholders.

     Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall state the purpose or purposes thereof. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the Corporation.

     SECTION 4. Waivers of Notice.

     (a)   Written Waiver. Whenever notice is required to be given under any
           --------------
provisions of the GCL or the certificate of incorporation or these bylaws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

     (b)   Waiver by Attendance. Attendance of a person at a meeting, either in
           --------------------
person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.


                                   ARTICLE IV

                                    Officers

     SECTION 1. Number, Qualifications and Designation.

     The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as may be elected in accordance with the provisions of Section 3 of this Article
IV. Any number

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of offices may be held by the same person. The Board of Directors shall elect the Chairman of the Board from among the members of the board.

     SECTION 2. Election and Term of Office.

The officers of the Corporation, except those appointed by delegated authority pursuant to section 3 of this Article IV, shall be elected annually by the Board of Directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer may be removed from office at any time by the affirmative written vote of a majority of the directors then in office. Notwithstanding anything to the contrary in these by-laws and regardless of whether the officer has tendered his/her resignation, an officer's term of office and employment shall terminate on the first day of the month following the officer's attainment of age sixty-five.

     SECTION 3. Other Officers, Committees and Agents.

     The Board of Directors may from time to time elect such other officers, and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     SECTION 4. The Chairman and Vice Chairman of the Board.

     The Chairman of the Board shall be the chief executive officer of the Corporation and, in that capacity, shall have general responsibility for the management and control of the business of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive officer. He or she shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. The Vice Chairman of the Board, if there be one, shall perform such duties as may be delegated to him or her by the Board of Directors or by the chief executive officer.

     SECTION 5. The President.

     The President shall perform such duties as from time to time may be assigned by the Board of Directors or by the chief executive officer.

     SECTION 6. The Vice Presidents.

     The Vice Presidents shall perform such duties as may from time to time be assigned to each and any of them by the Board of Directors or by the chief executive officer. A Vice President or Vice Presidents may have such additional designations as the Board may approve.

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     SECTION 7. The Secretary.

     The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders, the Board of Directors and committees thereof and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board of Directors or by the chief executive officer.

     SECTION 8. The Treasurer.

     The Treasurer, or an Assistant Treasurer, shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, shall render an account showing his or her transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or by the chief executive officer.

     SECTION 9. The Controller.

     The Controller shall provide and maintain financial and accounting controls over the business and affairs of the Corporation. He or she shall maintain adequate records of the assets, liabilities and financial transactions of the Corporation, and shall direct the preparation of financial statements, reports and analyses. He or she shall perform all acts incident to the position of Controller subject to the control of the Board of Directors and the chief executive officer.

     SECTION 10. General Counsel.

     The Corporation may have a General Counsel who shall be appointed by resolution of the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Corporation.

     SECTION 11. Officers' Bonds.

     No officer of the Corporation need provide a bond to guarantee the faithful discharge of the officer's duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office.

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     SECTION 12. Compensation.

     The compensation of the officers of the Corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof designated for such purpose.


                                    ARTICLE V

                      Certificates of Stock, Transfer, Etc.

     SECTION 1. Form and Issuance.

     (a)   Issuance and Form. The shares of the capital stock of the Corporation
           -----------------
shall be represented by certificates in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman or the President or any Vice President and by the Treasurer or the Secretary.

     (b)   Records and Regulations. The stock record books shall be kept by the
           -----------------------
Secretary or by any registrar, stock transfer agent or other agency designated by the Board of Directors for that purpose. The stock certificates of the Corporation shall be registered in the stock ledger and transfer books of the Corporation as they are issued. Except as may otherwise be required by the Corporation's certificate of incorporation or the GCL, the Board of Directors may make such other rules and regulations concerning the issue, transfer and registration of certificates of shares of the capital stock of the Corporation as it deems necessary or appropriate from time to time.

     (c)   Signatures. Any of or all the signatures upon the stock certificates
           ----------
of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

     SECTION 2. Transfer of Stock.

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation, properly endorsed, before a new certificate is issued therefor.

     SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates.

     The Corporation may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen

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or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

     SECTION 4. Record Holder of Shares.

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the GCL.

     SECTION 5. Determination of Stockholders of Record.

     (a)   Meetings of Stockholders. In order that the Corporation may determine
           ------------------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

     (b)   Dividends. In order that the Corporation may determine the
           ---------
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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                                   ARTICLE VI

                               General Provisions

     SECTION 1. Dividends.

     Subject to the restrictions contained in the GCL and any restrictions contained in the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation.

     SECTION 2. Contracts.

     Except as otherwise provided in these bylaws, the Board of Directors or the chief executive officer, to the extent authorized by the Board, may authorize any officer or officers, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

     SECTION 3. Corporate Seal.

     The Corporation shall have a corporate seal, which shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Treasurer or by an Assistant Secretary or Assistant Treasurer.

     SECTION 4. Amendment of Bylaws.

     Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted either (1) by vote of the stockholders at a duly held annual or special meeting of stockholders, or (2) by vote of a majority of the Board of Directors at any regular or special meeting of directors.

     SECTION 5. Action with Respect to Securities of Other Corporations.

     The Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer or Secretary, or such other person appointed by such officer or the Board of Directors, shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation. The Corporation shall not directly or indirectly vote any shares issued by it.

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     SECTION 6. Fiscal Year.

     The fiscal year of the Corporation shall end on the thirty-first of December in each year.

     SECTION 7. Time Periods.

     In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     SECTION 8. Confidentiality Policies.

     The provisions of these Bylaws shall be subject to any policies with respect to inspectors of election and confidential proxy voting which may be adopted by the Board of Directors from time to time and which are not inconsistent with applicable law.

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